EXHIBIT 99.1
DISTRIBUTION REPORT
FOR
PPLUS TRUST SERIES TWC-1
DISTRIBUTION DATE
November 15, 2007
CUSIP NUMBER 73941X791
CUSIP NUMBER 73941X783
(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Time Warner Inc.’s Notes (the “Underlying Securities”):

Interest:	$1,242,187.50
Principal:	0.00
Premium:	0.00
(ii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$1,000.00
(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Class A:
Interest:	$1,125,000.00
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

Class B:
Interest:	$117,187.50
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:	$37,500,000
Interest Rate:	6.625%
Rating:
Moody’s Investor Service	Baa1
Standard & Poor’s Rating Service	BBB+
(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

Class A: ($25 Stated Amount)
Initial Principal Balance:	$37,500,000
Reduction:	(0)

Principal Balance 11/15/07:	$37,500,000

Class B: ($25 Principal Notional Amount)
Initial Principal Balance:	$37,500,000
Reduction:	(0)

Principal Balance 11/15/07:	$37,500,000